EXHIBIT 23.4

BRUSSELS

CHICAGO

DENVER

DETROIT

JACKSONVILLE

LOS ANGELES

MADISON

MILWAUKEE

ORLANDO

SACRAMENTO

SAN DIEGO/DEL MAR

SAN FRANCISCO

TALLAHASSEE

TAMPA

WASHINGTON, D.C.

WEST PALM BEACH

February 19, 2004

Dynamic Health Products, Inc.

6911 Bryan Diary Rd.

Suite 210

Largo, Florida 33777

Re:   Amendment No. 1 to the Form S-8 Registration Statement Relating to

Dynamic Health Products, Inc. 2004 Consultant Services Plan

Ladies & Gentlemen:

We consent to the incorporation by reference in this Registration Statement for Dynamic Health Products, Inc., a Florida corporation (the “Company”), on Amendment No. 1 To Form S-8 Registration Statement, of our opinion letter rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K relating to 500,000 shares of Common Stock issuable pursuant to the 2004 Consultant Services Plan, as filed with the Securities and Exchange Commission on January 27, 2004, bearing the file number 333-112228.

FOLEY & LARDNER

By:	/s/ Martin A. Traber

Martin A. Traber

MAT/cs

FOLEY & LARDNER 100 NORTH TAMPA STREET, SUITE 2700 Tampa, Florida 33602-5810 P.O. BOX 3391 TAMPA, FLORIDA 33601-3391 TEL: 813.229.2300 FAX: 813.221.4210 WWW.FOLEYLARDNER.COM	WRITER’S DIRECT LINE EMAIL ADDRESS mtraber@foleylaw.com	CLIENT/MATTER NUMBER